EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48901) pertaining to the MSC Industrial Direct 401(k) Plan of MSC Industrial Direct Co., Inc. of our report dated June 26, 2025, with respect to the financial statements and schedule of the MSC Industrial Direct 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Jericho, NY
June 26, 2025